Exhibit 24(b)4


                          CENTENNIAL AMERICA FUND, L.P.
                        Share Certificate (8-1/2" x 11")


I.       FACE OF CERTIFICATE (All text and other matter lies within
                           8-5/16" x 10-5/8" decorative border, 5/16" wide)

                       (upper left corner, box with heading: NUMBER [of shares]

                           (upper right corner)  [share certificate no.]

                           (upper right box with heading:  SHARES
                           below cert. no.)

                           (centered
                           below boxes)  Centennial America Fund, L.P.


                           A DELAWARE LIMITED PARTNERSHIP



         (at left)         THIS IS TO CERTIFY THAT   (at right) SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS

                                                            (box with number)
                                                             CUSIP 15133J 106
         (at left)             is the owner of

         (centered)        CENTENNIAL AMERICA FUND, L.P.
                           This certificate and the Shares of Limited
                           Partnership interest represented hereby are issued and shall be held subject to the Agreements of Limited Partnership, dated April 28, 1987, as amended, the terms of which are incorporated herein by reference, and are subject to the transfer restrictions set forth on the reverse side hereof.
                           This certificate is not valid until countersigned by the Transfer Agent.


                WITNESS the facsimile seal of the Trust and the signatures


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              of its duly authorized officers.

             (signature                    Dated:         (signature
              at left of seal)                             at right of seal)

             -----------------                             ----------------
             TREASURER                                     PRESIDENT


                              (centered at bottom)
                         1-1/2" diameter facsimile seal
                                   with legend
                          CENTENNIAL AMERICA FUND, L.P.
                                    CORPORATE
                                      SEAL
                                      1987
                                    DELAWARE

(at lower right, printed
 vertically)                       Countersigned
                                   SHAREHOLDER SERVICES, INC.
                                   Denver (CO)            Transfer Agent


                                   By---------------------------------
                                     Authorized Signature


II. BACK OF CERTIFICATE (text reads from top to bottom of 11" dimension)

                    ASSIGNMENT OF SHARES; SUCCESSOR INTEREST;
                            SUBSTITUTION OF PARTNERS

All terms have the meaning set forth in the Agreement of Limited
Partnership (the "Partnership Agreement")

PROHIBITION ON ASSIGNMENT. EXCEPT FOR REDEMPTIONS AS PROVIDED IN THE
PARTNERSHIP
AGREEMENT  BY  DELIVERING  A  REDEMPTION  REQUEST IN PROPER FORM TO THE
TRANSFER
AGENT. A PARTNER SHALL NOT HAVE THE RIGHT TO SELL, TRANSFER OR ASSIGN
HIS SHARES
IN THE PARTNERSHIP  EVIDENCED BY THIS  CERTIFICATE TO ANY OTHER PERSON,
BUT MAY
PLEDGE THEM AS COLLATERAL.

  Rights of the Holders of Shares as Collateral or Judgment Creditor.
In the event that any person who is holding the Share in the Partnership


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evidenced by this Certificate as collateral or any judgment creditor becomes the owner of such Shares due to foreclosure or otherwise, such person shall not have the right to be substituted as a Limited Partner, but shall only have the rights, upon the presentation of evidence satisfactory to the Managing General Partners of his right to succeed to the interests of the Limited Partner, set forth immediately below:

  (a) to redeem the Shares in accordance with the provisions of the Partnership Agreement by delivering a redemption request in proper form to the Transfer Agent; and

  (b) to receive any distributions made with respect to the Shares evidenced by this Certificate.

  Upon receipt by the Partnership of evidence satisfactory to the Managing General Partners of his ownership of Shares evidenced by this Certificate, the owner shall become a Holder of Record of the subject Shares and his name shall be recorded on the books of record of the Partnership maintained for such purpose either by the Partnership or its Transfer Agent. Such owner shall be liable to return any distributions of any money or other property wrongfully distributed to him or any sum, not in excess of the amount of such distribution, necessary to discharge any liabilities of the Partnership to creditors who extended credit to the Partnership during the period before such returns or distributions were made, but only to the extent that the assets of the Partnership are not sufficient to discharge such liabilities. However, such owner shall have none of the rights or obligations of a Limited Partner unless and until he is admitted as a Limited Partner in accordance with the Partnership Agreement.


  Death, Incompetency, Bankruptcy or Termination of the Existence of a Partner. In the event of the death or an adjudication of incompetency or bankruptcy of an individual Partner (or, in the case of a Partner that is a corporation, association, partnership, joint venture or trust, and adjudication of bankruptcy, dissolution or other termination of the existence of such Partner) the successor in interest of such Partner (including without limitation the Partner's executor, administrator, guardian, conservator, receiver or other legal representative), upon the presentation of evidence satisfactory to the Managing General Partners of his right to succeed to the interests of the Partner, shall have the rights set forth below:

  (a) to redeem the Shares of the Partner evidenced by this Certificate in accordance with the provisions of the Partnership Agreement by


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delivering a redemption request in proper form to the Transfer Agent;

  (b)  to receive any distributions made with respect to such Shares; and

  (c) to be substituted as a Limited Partner upon compliance with the conditions of the admission of a Limited Partner as provided in the Partnership Agreement.

         Upon receipt by the Partnership of evidence satisfactory to the Managing General Partners of his right to succeed to the interests of the Partner; the successor in interest shall become a Holder of Record of the subject Shares and his name shall be recorded on the books of record of the Partnership maintained for such purpose either by the Partnership or its Transfer Agent.

         Substituted Limited Partners. (a) A person shall not become a Substituted Limited Partner unless the Managing General Partners consent to such substitution (which consent may be withheld in their absolute discretion) and receive such instruments and documents (including those required of any person desiring to become a Limited partner) and such reasonable transfer fees as the Managing General Partners may require.

         (b) The original Limited Partner shall cease to be a Limited Partner, and the person to be substituted shall become a Substituted Limited Partner, as of the date on which the person to be substituted has satisfied the requirements set forth above and as of the date the records of the Partnership are amended to reflect his admission as a Substituted Limited Partner. Thereafter the original Limited Partner shall no rights or obligations with respect to the Partnership insofar as the Shares transferred to the Substituted Limited Partner are concerned.

         (c) Unless and until a person becomes a Substituted Limited Partner, his status and rights shall be limited to the rights of a Holder of Shares which rights are limited to redeeming the Shares evidenced by this Certificate and receiving any distributions made in respect of such Shares as specified above. A Holder of Shares who does not become a Substituted Limited Partner shall have no right to inspect the Partnership's books or to vote on any of the matters on which a Limited Partner would be entitled to vote. A Holder of Shares, who has become a Substituted Limited Partner has all the rights and powers, and is subject to the Restrictions and liabilities of a Limited Partner under the Partnership Agreement.

         (d) Any person admitted to the Partnership as a Substituted Limited Partner shall be subject to and bound by the provisions of the Partnership Agreement as if originally a party of the Partnership Agreement.


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      PURSUANT TO THE PARTNERSHIP AGREEMENT, ASSIGNMENT OF THIS
CERTIFICATE
                IS ONLY VALID FOR REDEMPTION REQUESTS AND PLEDGES
                               REDEMPTION REQUEST


                                                     , hereby requests
that the Shares represented by the Certificate be redeemed in accordance with the Partnership Agreement and that the proceeds of such redemption
be paid over to                                 .  The undersigned also
agrees to hold the Partnership, Shareholder Services, Inc. and Centennial Asset Management Corporation harmless to paying for the proceeds of such redemption as directed above.
DATED:
                                    Both owners must sign if applicable


                                                              The   signature(s)
                                                              to this Redemption
                                                              Request       must
                                                              correspond    with
                                                              the   name(s)   as
                                                              written  upon  the
                                                              face     of    the
                                                              Certificate,
                                                              without alteration
                                                              or  enlargement or
                                                              any         change
                                                              whatever.


Signatures must be guaranteed                 SIGNATURE(S) GUARANTEED BY:
by a U.S. commercial bank or trust
company, a Federally-chartered                Name of Firm or Bank
savings and loan association, a
foreign bank having a U.S.
correspondent bank or member of a             Signature of Officer/Title
national securities exchange.


                                                     ASSIGNMENT FOR PLEDGE

For Value Received
hereby pledges unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
AND PROVIDE CERTIFICATION BY TRANSFEREE
(box for identifying number)




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the within Certificate and does hereby irrevocably constitute and appoint
                                       , attorney, to transfer the withihn
Certificate on the books of the Transfer Agent with full power of substitution in the premises to the extent permitted by the Partnership Agreement.
Dated:
                                      Both owners must sign if applicable

                                                              The   signature(s)
                                                              to this assignment
                                                              must    correspond
                                                              with  the  name(s)
                                                              as  written   upon
                                                              the  face  of  the
                                                              Certificate
                                                              without alteration
                                                              or  enlargement or
                                                              any         change
                                                              whatever.

                                                  SIGNATURE(S) GUARANTEED BY:
Signatures must be guaranteed
by a U.S. commercial bank or trust
company, a Federally-chartered
savings and loan association, a                   Name of Firm or Bank
foreign bank having a U.S.
correspondent bank or member of a
national securities exchange.                      Signature of Officer/Title